Exhibit 32
CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with

the Annual Report

of Net 1 UEPS

Technologies,

Inc. (“Net1”) on

Form 10-K for the

year ended June
30, 2021, as filed with the

Securities and Exchange Commission on

the date hereof (the “Report”),

Chris G.B. Meyer and Alex M.R.
Smith, Chief Executive Officer

and Chief Financial Officer,

respectively,

of Net1, certify,

pursuant to 18 U.S.C. § 1350,

that to their
knowledge:

1.

The

Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange

Act of 1934,
as amended;

and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results
of operations of Net1.

Date: September 13, 2021
/ s/: Chris G.B. Meyer

Name: Chris G.B. Meyer

Chief Executive Officer

Date: September 13, 2021 /s/: Alex M.R. Smith

Name: Alex M.R. Smith

Chief Financial Officer